Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 24, 2006, except as to Notes 2a, 10, 11, and 12, which are as of January 25, 2007, in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-139293) and related Prospectus of OncoGenex Technologies Inc. for the registration of its common shares.

Vancouver, Canada	Ernst & Young LLP
January 26, 2007	Chartered Accountants